PERFORMANCE RSU AWARD AGREEMENT
DFC GLOBAL CORP.
2007 EQUITY INCENTIVE PLAN

THIS PERFORMANCE RSU AWARD AGREEMENT (this “Agreement”) is made as of December 17, 2013 (the “Effective Date”) between DFC Global Corp. (the “Company”) and Norman Miller (the “Grantee”).

WHEREAS, the Company maintains the DFC Global Corp. 2007 Equity Incentive Plan (the “Plan”) for the benefit of its employees, directors and consultants who provide services to the Company (or a Parent or Subsidiary); and

WHEREAS, the Plan permits the award of Performance Awards that may be designated as Restricted Stock Units with respect to shares of the Company’s common stock (the “Common Stock”); and

WHEREAS, to compensate the Grantee for his service to the Company and to further align the Grantee’s personal financial interests with those of the Company’s stockholders, the Company wishes to award the Grantee a number of restricted stock units, on the terms and conditions contained in the Plan and this Agreement.

NOW, THEREFORE, it is hereby agreed as follows:

1. Grant of Restricted Stock Units. The Company hereby awards to the Grantee, as of the Effective Date, a Performance Award designated as Restricted Stock Units (the “Performance Stock Units”) under the Plan with respect to 25,536 shares of Common Stock (the “Shares”). Each Performance Stock Unit which vests shall entitle the Grantee to receive one share of Common Stock on the issuance date described in paragraph 3. The applicable vesting criteria for the Performance Stock Units, the date on which the vested Shares shall become issuable to the Grantee and the remaining terms and conditions governing the award (the “Award”) shall be as set forth in this Agreement.

2. Vesting of Performance Stock Units.

(a) The Performance Stock Units are subject to forfeiture to the Company until they become vested in accordance with this Section 2. The Performance Stock Units shall become fully vested if the Grantee remains continuously employed by the Company through June 30, 2016 (the “Vesting Date”) and the Vesting Condition (as defined below) is satisfied.

(b) The Vesting Condition shall be satisfied if the Company’s Total Shareholder Return equals or exceeds the median Total Shareholder Return of the S&P 500 Companies with respect to the Performance Period (the “Vesting Condition”). If the Company’s Total Shareholder Return is less than the median Total Shareholder Return of the S&P 500 Companies, the Vesting Condition shall not be satisfied and the Performance Stock Units shall be forfeited.

(c) For purposes of this Award, the terms set forth below shall have the following meanings:

(i) “Total Shareholder Return” or “TSR” means the amount, expressed as a percentage, equal to the common stock price appreciation plus dividends (on a cumulative reinvested basis) from the beginning to the end of the Performance Period. For purposes of computing TSR, the stock price at the beginning of the Performance Period will be the average price of a share of common stock over the 30 trading days beginning on the first day of the Performance Period, and the stock price at the end of the Performance Period will be the average price of a share of common stock over the 30 trading days ending on the last day of the Performance Period.

(iii) “Performance Period” means the period commencing January 1, 2014 and ending on the Vesting Date.

(iv) “S&P 500 Companies” means all of the companies which are listed on the Standard & Poor’s 500 Composite Index as of January 1, 2014, adjusted as of the end of the Performance Period to remove any such companies which are no longer included in the S&P 500 Index as of the last day of the Performance Period.

(d) The Company’ s Human Resources & Compensation Committee (the “HRCC”) shall have the reasonable discretion to interpret or construe the terms applicable to this Award Agreement, and to make any findings of fact necessary to make a calculations or determination hereunder. A decision made in good faith by the HRCC shall govern and be binding in the event of any dispute regarding a method of calculation of performance or a determination of vesting or forfeiture in connection with this Award.

3. Issuance of Vested Shares. Vested Shares will be issued upon the Vesting Date or as soon as practicable thereafter, but in no event later than the later of (i) the close of the calendar year in which the Shares vest or (ii) the fifteenth day of the third calendar month following the Vesting Date. In no event, however, will any Shares actually be issued to the Grantee unless and until the applicable withholding taxes are collected from the Grantee. The procedures pursuant to which the applicable withholding taxes are to be collected are set forth in Paragraph 8 of this Agreement. The settlement of all Performance Stock Units which vest under the Award shall be made solely in Shares.

4. Limited Transferability. Prior to actual receipt of the Shares which vest and become issuable hereunder, the Grantee may not transfer any interest in the Award or the underlying Shares. Any Shares which vest hereunder but which otherwise remain unissued at the time of the Grantee’s death may be transferred pursuant to the provisions of the Grantee’s will or the laws of inheritance.

5. Cessation of Service. Should the Grantee’s employment with the Company cease for any reason prior to vesting in the Performance Stock Units subject to this Award, the Award will be immediately cancelled with respect to the Performance Stock Units. The Grantee shall thereupon cease to have any right or entitlement to receive any Shares under the cancelled Performance Stock Units.

6. Stockholder Rights. The Grantee shall not have any stockholder rights, including voting or dividend rights, with respect to the Shares subject to the Award until the Grantee becomes the record holder of those Shares following their actual issuance upon the Company’s collection of the applicable withholding taxes.

7. Adjustment of Units. If any change is made to the Common Stock through recapitalization, reclassification, stock combination, stock dividend, stock split, reverse stock split, spin off (resulting in a substantial reduction in the value of the Common Stock), extraordinary corporate distribution or other similar transaction, an equitable adjustment shall be made to the total number and/or class of securities issuable pursuant to this Award by the Administrator, whose determination will be final, binding and conclusive.

8. Collection of Withholding Taxes. Until such time as the Company provides the Grantee with written or electronic notice to the contrary, the Company shall collect the federal, state and local income and employment taxes (the “Withholding Taxes”) required to be withheld with respect to the issuance of the vested Shares hereunder through an automatic share withholding procedure pursuant to which the Company will withhold, at the time of such issuance, a portion of the Shares with a Fair Market Value (measured as of the issuance date) equal to the amount of those taxes (the “Share Withholding Method”); provided, however, that the amount of any Shares so withheld shall not exceed the minimum statutory amount required to be withheld by the Company. Notwithstanding the foregoing, the Administrator may, at its sole discretion, require that such Withholding Taxes be paid through one of the following methods selected by the Administrator in lieu of the Share Withholding Method:

(a) the Grantee’s delivery of his separate check payable to the Company in the amount of such taxes, or

(b) the use of the proceeds from a next-day sale of the Shares issued to the Grantee, provided and only if (i) such a sale is permissible under the Company’s trading policies governing the sale of Common Stock, (ii) the Grantee makes an irrevocable commitment, on or before the issue date for those Shares, to effect such sale of the Shares and (iii) the transaction is not otherwise deemed to constitute a prohibited loan under Section 402 of the Sarbanes-Oxley Act of 2002.

9. Compliance with Laws and Regulations. The issuance of Shares pursuant to the Award shall be subject to compliance by the Company and Grantee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which the Common Stock may be listed for trading at the time of such issuance.

10. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to the Grantee shall be in writing and addressed to Grantee at the address indicated below Grantee’s signature line on this Agreement. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

11. Successors and Assigns. Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and the Grantee, the Grantee’s assigns, the legal representatives, heirs and legatees of the Grantee’s estate and any beneficiaries of the Award designated by the Grantee.

12. Construction. This Agreement and the Award evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan.

13. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without resort to that State’s conflict-of-laws rules.

14. Employment at Will. Nothing in this Agreement or in the Plan shall confer upon the Grantee any right to continue in service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Grantee) or of the Grantee, which rights are hereby expressly reserved by each, to terminate the Grantee’s service at any time for any reason, with or without cause.

15. Definitions. All capitalized terms in this Agreement that are not defined herein shall have the meaning assigned to them in the Plan.

16. Clawback Policy. Notwithstanding any other provision of the Plan or this Agreement to the contrary, (a) any unvested Performance Stock Units subject to this Agreement shall be subject to forfeiture, (b) this Agreement shall be subject to cancellation and rescission, and (c) any Shares received by the Grantee hereunder, and/or any amount received with respect to any sale of any such Shares, shall be subject to cancellation, recoupment, rescission, payback or other action in accordance with the terms of the Company’s Clawback Policy, as it may be amended from time to time (the “Policy”). The Grantee agrees and consents to the Company’s application, implementation and enforcement of (x) the Policy and (y) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, and expressly agrees that the Company may take such actions as are necessary to effectuate the Policy or applicable law without further consent or action being required by the Grantee. To the extent that the terms of this Agreement and the Policy conflict, the terms of such Policy shall prevail.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated.

DFC GLOBAL CORP.
By:
Title:
GRANTEE
Signature:
Address: